Exhibit 10.2

COHBAR, INC.

STOCK OPTION GRANT NOTICE

(2011 EQUITY INCENTIVE PLAN)

Cohbar, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option	☐ Nonstatutory Stock Option

Exercise Schedule:	☐ Same as Vesting Schedule	☐ Early Exercise Permitted

Vesting Schedule:	The Option vests with respect to twenty-five percent (25%) of the shares (rounded down to the nearest whole share) on the one year anniversary of the Vesting Commencement Date; the balance of the shares subject to the Option shall vest in a series of twelve (12) successive equal quarterly installments (rounded down to the nearest whole share, except for the last vesting installment) commencing on the date that is three (3) months following the first anniversary of the Vesting Commencement Date, subject to the Optionholder’s Continuous Service (as defined in the Plan) through each such vesting date.

Payment:	By one or a combination of the following items (described in the Option Agreement):

☐ By cash, check, bank draft or money order payable to the Company
☐ By deferred payment
☐ By net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan and (ii) the following agreements only:

OTHER AGREEMENTS:	The Company’s Right of First Refusal and Co-Sale Agreement
The Company’s Voting Agreement

COHBAR, INC.	OPTIONHOLDER:

By:
Signature	Signature

Title:	Date:

Date:

ATTACHMENTS: Option Agreement, 2011 Equity Incentive Plan and Notice of Exercise

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ATTACHMENT I

COHBAR, INC.

2011 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Cohbar, Inc. (the “Company”) has granted you an option under its 2011 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service in accordance with the terms of the Plan.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. In the event that you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six months of Continuous Service measured from the date of grant specified in your Grant Notice (the “Date of Grant”), notwithstanding any other provision of your option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of your death or disability, (ii) upon a Corporate Transaction in which your option is not assumed, continued or substituted or (iii) upon a Change in Control in which the vesting of your option accelerates, you may exercise the vested portion of your option earlier than six months following the Date of Grant.

4. EXERCISE PRIOR TO VESTING (“EARLY EXERCISE”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a) a partial exercise of your option shall be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

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(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Provided that at the time of exercise the Common Stock is publicly traded, and to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b) Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c) Pursuant to the following deferred payment alternative:

(i) Not less than 100% of the aggregate exercise price, plus accrued interest, shall be due four years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

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(iii) To elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

(d) If the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

(e) in any other form of legal consideration that may be acceptable to the Board.

6. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

8. TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause or your Disability or death, provided that if during any part of such three month period you may not exercise your option solely because of the condition set forth in Section 7 relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three months after the termination of your Continuous Service; and if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant,

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and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant or (B) the date that is three months after the termination of your Continuous Service, or (y) the Expiration Date;

(c) twelve months after the termination of your Continuous Service due to your Disability;

(d) eighteen months after your death if you die during your Continuous Service;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 8(b) or 8(c) above, the term of your option shall not expire until the earlier of 18 months after your death, the Expiration Date indicated in your Grant Notice, or the day before the tenth anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company at the time of exercise) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

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(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Common Stock are transferred upon exercise of your option.

(d) By exercising your option you agree that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with FINRA Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”); provided, however, that nothing contained in this Section 9(d) shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(e) As a condition to your exercise of your option and to the Company’s issuance and delivery of the shares of Common Stock issuable upon such exercise, the Company may require that you execute certain customary agreements entered into with the holders of capital stock of the Company, such as a right of first refusal and co-sale agreement, stockholders’ agreement and a voting agreement.

10. TRANSFERABILITY. Except as otherwise provided in this Section 10, your option is not transferable except by will or by the laws of descent and distribution and is exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option to such extent as permitted by Rule 701, if applicable at the time of the grant of the option and in a manner consistent with applicable tax and securities laws upon your request. Additionally, if your option is an Incentive Stock Option, the Board may permit you to transfer your option only to the extent permitted by Sections 421, 422 and 424 of the Code and the regulations and other guidance thereunder. Notwithstanding anything to the contrary in this Section 10 or otherwise in this Option Agreement, if at any period of time the Company is relying on Rule 12h-1(f), your option is transferrable during such period only to the extent permissible under Rule 12h-1(f).

(a) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

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(b) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of your estate shall be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option will be subject to the right of first refusal described below. The Company’s right of first refusal will expire upon the initial public offering of the Company’s common stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission or any foreign regulatory agency under the Securities Act or any foreign securities laws (the “Listing Date”).

(a) Prior to the Listing Date, you may not validly Transfer (as defined below) any shares of stock acquired upon exercise of your option, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

(i) Before there can be a valid Transfer of any shares or any interest therein, the record holder of the shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii) For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 11(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30- days (including any extension required to avoid classification of the option as a liability for financial accounting purposes).

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(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 11(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv) If, and only if, the option given pursuant to Section 11(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 11(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the tenth calendar day after the expiration of the 30-day option exercise period or after the 90th calendar day after the expiration of the 30-day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 11(a). The option exercise periods in this Section 11(a)(iv) will be adjusted to include any extension required to avoid the classification of your option as a liability for financial accounting purposes.

(b) As used in this Section 11 and in Section 12 below, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of the Company’s stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or by the applicable laws of descent and distribution.

(c) None of the shares of the Company’s stock purchased on exercise of your option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of stock purchased on exercise of your option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

(d) To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

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12. RIGHT OF REPURCHASE.

(a) Subject to the “Repurchase Limitation” in Section 8(l) of the Plan, the Company will have a Repurchase Right (as defined below), prior to the Listing Date, as to all or any part of the shares received pursuant to the exercise of your option on the terms and conditions below.

(b) The Company may elect (but is not obligated) to repurchase all or any part of the shares that you acquired upon exercise of your option (the Company’s “Repurchase Right”). If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the Company the stock of which is subject to the provisions of your option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option will be immediately subject to this Repurchase Right with the same force and effect as the shares subject to the Company’s Repurchase Right immediately before such event.

(c) The Company’s Repurchase Right will be exercisable only within the 90 day period following a Repurchase Event (or such longer period as may be required to avoid classification of the option as a liability for financial accounting purposes), or such longer period as may be agreed to by the Company and you (the “Repurchase Period”). Each of the following events will constitute a “Repurchase Event”:

(i) Termination of your Continuous Service for any reason or no reason, with or without cause, including death or Disability, in which event the Repurchase Period will commence on the date of termination of your Continuous Service (or in the case of a post-termination exercise of your option, the date of such exercise).

(ii) You, your legal representative, or other holder of shares of Common Stock acquired upon exercise of your option attempts to Transfer (as defined in Section 11 above) any of the shares without compliance with the right of first refusal provisions contained in Section 11 above, in which event the Repurchase Period will commence on the date the Company receives actual notice of such attempted Transfer.

(iii) The receivership, bankruptcy, or other creditor’s proceeding regarding you or the taking of any of the shares by legal process, such as a levy of execution, in which event the Repurchase Period will commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor’s proceeding or the date of such taking, as the case may be, and the Fair Market Value of the shares will be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

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(d) The Company will not exercise its Repurchase Right for less than all of the shares without your consent, will exercise its Repurchase Right only for cash or cancellation of purchase money indebtedness for the shares of Common Stock and will give you written notice (by registered or certified mail) accompanied by payment for the shares of Common Stock within 90 calendar days after the Repurchase Event or, if later, 90 calendar days after a proper purchase of shares following such Repurchase Event (i.e., upon exercise of the option), including after any extension of the Repurchase Period for financial accounting purposes.

(e) The repurchase price will be equal to the shares’ Fair Market Value on the date of repurchase.

(f) To ensure that the shares subject to the Company’s Repurchase Right will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Repurchase Right, the agent will deliver to you the shares of Common Stock and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Repurchase Right, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the shares, the escrow agent will deliver the shares of Common Stock that the Company has purchased to the Company and will deliver the payment received from the Company to you.

13. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of

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tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

15. TAX CONSEQUENCES. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. While the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you shall not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

17. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

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ATTACHMENT II

2011 EQUITY INCENTIVE PLAN

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ATTACHMENT III

NOTICE OF EXERCISE

COHBAR, INC.

2011 EQUITY INCENTIVE PLAN

Cohbar, Inc.

2265 E. Foothill Blvd.

Pasadena, CA 91107

Attention: President

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my option that I elect to purchase the number of shares of Common Stock of Cohbar, Inc. (the “Company”) for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Option dated:	______________

Number of shares as to which option is exercised:	______________

Shares to be issued in name of:	______________

Total exercise price:	$_____________

Cash payment delivered herewith:	$_____________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Cohbar, Inc. 2011 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of the option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of the option that occurs within two years after the date of grant of the option or within one year after such shares of Common Stock are issued upon exercise of the option.

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If at the time of exercise of the option the Common Stock of the Company is not publicly traded, I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 or NYSE Member Rule 472 and similar rules and regulations (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

[Name]

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